Exhibit 99(6)
CANARGO ENERGY CORPORATION
NOMINEE HOLDER CERTIFICATION
     The undersigned, a bank, broker, dealer or other nominee holder of rights (“Rights”) to purchase shares of common stock (“Common Stock”) of CanArgo Energy Corporation (the “Company”), pursuant to the Rights Offering described and provided for in the Company’s accompanying prospectus (the “Prospectus”), hereby certifies to the Company and to Computershare, as U.S. Subscription Agent for the Rights Offering, that the undersigned has subscribed for, on behalf of beneficial owners of Rights (which may include the undersigned), the number of shares of Common Stock specified below, upon the terms and conditions described in the Prospectus (without identifying any such beneficial owner):

	Number of Shares of		Number of Shares of
Beneficial	Common Stock Owned		Common Stock Elected
Holder of	on the Record Date,	Total Rights	to Purchase Upon
Rights	if any	Exercised	Exercise of Rights

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.
Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

DTC Participant Name

DTC Subscription Confirmation Number(s)

Name and Address of Nominee Holder

By:
Name:
Title:
Dated: _______________________, 2008